UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2019

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-5151	42-0442319
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

385 Bell St, Dubuque, Iowa	52001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 563-556-7730

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On January 28, 2019, Steven K. Hall, the Senior Vice President Global Supply Chain of Flexsteel Industries, Inc. (the “Company”), resigned from his position with the Company effective February 13, 2019.

(e)	As previously reported on Form 8-K filed with the Securities and Exchange Commission on January 15, 2019, the employment with the Company of Richard J. Stanley, Senior Vice President Contract Group, ended effective January 9, 2019. The Company and Mr. Stanley entered into a separation agreement and release (the “Separation Agreement and Release”) on January 29, 2019 which provides for the following:

(i)	a lump sum payment of $172,500.00, representing the aggregate of 9 months’ base salary; and

(ii)	reimbursement or payment of the premiums for continuation of his medical benefits under COBRA for a period of 9 months.

Receipt of the foregoing benefits is conditioned upon Mr. Stanley not revoking the Separation Agreement and Release. Among other things, the Separation and Release Agreement contains confidentiality, non-competition, non-disparagement and employee/client non-solicitation provisions applicable to Mr. Stanley, as well as mutual general releases.  The foregoing description of the Separation and Release Agreement is qualified in its entirety by reference to the Separation and Release Agreement, which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	Separation and Release Agreement between the Company and Richard J. Stanley, dated January 29, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.
(Registrant)

Date:	February 1, 2019	By:	/s/ Marcus D. Hamilton
Marcus D. Hamilton
Chief Financial Officer, Secretary and Treasurer Principal Financial and Accounting Officer